EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Capitol Acquisition Corp. III (the “Company”) on Form 10-Q, for the period ended September 30, 2016 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: November 10, 2016

By:	/s/ Mark D. Ein
Name:	Mark D. Ein
Title:	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

By:	/s/ L. Dyson Dryden
Name:	L. Dyson Dryden
Title:	President and Chief Financial Officer (Principal Financial and Accounting Officer)